UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2018 (the "Grant Date"), the Human Resources Committee (the “Committee”) of the Board of Directors of CSS Industries, Inc. ("CSS" or the "Company") approved long term incentive equity grants to the Company’s named executive officers under the Company's 2013 Equity Compensation Plan, as amended. These grants consist of: (i) service-based restricted stock units ("RSUs"), (ii) performance-based RSUs with a cumulative adjusted EBITDA performance condition, and (iii) performance-based RSUs with a cumulative net sales performance condition. These awards are summarized in the table below:

Name	Shares underlying service-based RSUs (#)	Shares underlying performance-based RSUs with cumulative adjusted EBITDA performance condition at target level (#)	Shares underlying performance-based RSUs with cumulative net sales performance condition at target level (#)
Christopher J. Munyan	17,200	11,524	5,676
John M. Roselli	6,300	4,221	2,079
Carey B. Edwards	6,300	4,221	2,079
William G. Kiesling	5,400	3,618	1,782
Cara L. Farley	6,300	4,221	2,079

Subject to service-based vesting conditions, 25% of the service-based RSUs will vest on each of the 1st, 2nd, 3rd and 4th anniversaries of the Grant Date. Upon vesting, service-based RSUs will be converted automatically into shares of CSS common stock on a one-to-one basis.

The performance period for the performance-based RSUs is the three fiscal year period from April 1, 2018 to March 31, 2021 (the "Performance Period"). Payouts, if any, under the performance-based grants will be determined by the levels of cumulative adjusted EBITDA and cumulative net sales (each a "Performance Metric"), respectively, attained by the Company during the Performance Period. Cumulative adjusted EBITDA will be measured by the Company's earnings before interest, taxes, depreciation and amortization, as adjusted for stock-based compensation expense and as may be adjusted by the Committee for specified items that are extraordinary, unusual or non-recurring. Following the end of the Performance Period, the Committee will determine the level attained by the Company under each Performance Metric.

The Committee established threshold, target and maximum levels for each Performance Metric. If the threshold level for a Performance Metric is attained, then 80% of the RSUs for that Performance Metric (as reflected in the table above) will be converted automatically into shares of CSS common stock on a one-to-one basis. If the threshold level for a Performance Metric is not attained, there will be no payout under that metric. If the attained level of performance exceeds the threshold and is below the target, then the payout will be greater than 80%, depending on the extent to which the threshold is exceeded.

If the target level is attained for a Performance Metric, then 100% of the RSUs for that Performance Metric will be converted automatically into shares of CSS common stock on a one-to-one basis. The payout level will be greater if the target level is exceeded, up to a maximum of 200% of the RSUs granted for a Performance Metric if the maximum level for that metric is attained or exceeded.

The foregoing grants are subject to the terms of the 2013 Equity Compensation Plan, as amended, and the grant instrument forms approved by the Committee on May 29, 2018. The grant instrument forms approved by the Committee on May 29, 2018 are filed herewith as Exhibit 99.1 (form of grant instrument for service-based RSUs), Exhibit 99.2 (form of grant instrument for performance-based RSUs with a cumulative adjusted EBITDA performance condition), and Exhibit 99.3 (form of grant instrument for performance-based RSUs with a cumulative net sales performance condition).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Form of Grant Instrument for service-based restricted stock units
99.2	Form of Grant Instrument for performance-based restricted stock units with cumulative adjusted EBITDA performance condition
99.3	Form of Grant Instrument for performance-based restricted stock units with cumulative net sales performance condition

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Grant Instrument for service-based restricted stock units
99.2	Form of Grant Instrument for performance-based restricted stock units with cumulative adjusted EBITDA performance condition
99.3	Form of Grant Instrument for performance-based restricted stock units with cumulative net sales performance condition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	June 4, 2018	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

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